UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 3/30/2014

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, CDI Corp. (“CDI” or the “Company”) issued a news release announcing that: (a) Paulett Eberhart, President and Chief Executive Officer (CEO), has departed the Company upon completion of her contract and has entered into an agreement to perform consulting services through the end of 2014, and (b) Robert Larney, CDI’s Chief Financial Officer, has agreed to act as interim President and CEO while the Board of Directors initiates an executive search for a permanent replacement. A copy of this news release is attached as Exhibit 99.1 to this Form 8-K.

Information regarding Robert Larney

Mr. Larney, age 62, became the interim President and Chief Executive Officer of CDI as of March 30, 2014. He has been the Chief Financial Officer of CDI since August 2011. From 2008 to August 2011, he was Senior Vice President and Chief Financial Officer of Tekni-Plex Inc., a manufacturer of packaging, industrial materials, specialty resins and tubing products.

Separation and Consulting Agreement with Paulett Eberhart

CDI and Paulett Eberhart entered into a Separation and Consulting Agreement (the “Agreement”) on March 30, 2014. Certain terms of this Agreement are summarized below.

Resignation: Ms. Eberhart resigned from her positions as President and CEO and as a director of the Company effective March 30, 2014 (the “Separation Date”).

Consulting Services: Ms. Eberhart agreed to serve as a consultant to CDI during the period beginning on the Separation Date and ending on December 31, 2014, devoting a reasonable and appropriate amount of her business time as the Company’s CEO or Board of Directors may reasonably request.

Compensation for Consulting Services: Fees of $64,583.33 per month and a new equity award of 20,000 shares of Time-Vested Deferred Stock (TVDS). The shares of TVDS will vest in full on December 31, 2014 if both of the following conditions are satisfied (otherwise, the shares would be forfeited): (i) Ms. Eberhart has satisfactorily complied with all of her obligations under the Agreement; and (ii) the market value of CDI stock on December 31, 2014 equals or exceeds $19.20 per share.

Outstanding Equity Awards: All unvested CDI equity awards held by Ms. Eberhart as of the Separation Date were forfeited, except for the unvested portion (5,344 shares) of the TVDS award she received on March 1, 2011 (which vest on the Separation Date in accordance with the terms of that award).

Restrictive Covenants: The non-competition and non-solicitation restrictions set forth in Ms. Eberhart’s previous employment agreement will continue to apply and will be extended through December 31, 2014.

General Release: The Agreement contains a general release from Ms. Eberhart of any claims that she may have against CDI and its affiliates.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Consulting Agreement between CDI Corp. and Paulett Eberhart dated March 30, 2014.
99.1	News Release issued by CDI Corp. on March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CDI Corp. (Registrant)
Date:	April 3, 2014	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer
and General Counsel